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                                                                      EXHIBIT 99


               AMSURG CORP. TO BROADCAST FIRST QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET


        NASHVILLE, Tenn. (April 9, 2003) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2003 first quarter earnings release conference call.

        The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.companyboardroom.com or at http://www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on Tuesday, April 22, 2003. The on-line replay will follow shortly after the call and continue for seven days.

        AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2002, AmSurg owned a majority interest in 107 centers and had 9 centers under development.

Contact:
       Claire M. Gulmi,
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283